Exhibit 10.51

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Asterisks denote omissions.

THIRD AMENDMENT TO LICENSE, SUPPLY AND DISTRIBUTION AGREEMENT

THIS THIRD AMENDMENT TO LICENSE, SUPPLY AND DISTRIBUTION AGREEMENT is made and entered into as of this 19th day of December, 2006 (Effective Date) by and between F.Hoffmann-La Roche Ltd. (“FHLR”) having a principal office at Grenzacherstrasse 124, Basel, Switzerland and 454 Life Sciences Corporation (“454”) having a principal office at 20 Commercial Street, Branford, CT 06405, USA.

RECITALS

WHEREAS, the Parties have entered into a written License, Supply and Distribution Agreement dated May 11, 2005, as amended by the First Amendment to License, Supply and Distribution Agreement dated December 19, 2005 and the Second Amendment to License, Supply and Distribution Agreement dated October 27, 2006 (“License Agreement”); and

WHEREAS, the Parties desire to sell a refurbished Rev. 1.0 (Rev. 1.0 is currently marketed under the product name “GS 20”) instrument as a Licensed Product under the Agreement.

NOW THEREFORE, in consideration of the covenants and mutual promises set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. According to Section 3.3 (b) of the License Agreement the Parties hereby amend Exhibit 2 by adding as Licensed Product a Refurbished GS20 instrument (“GS 20-R”), with an initial estimated Average Sales Price of $[**] (US):

(See attached document.)

GS 20-R has the same Specification as Rev 1.0 instrument and will be assembled by 454 by adding a new camera to a Rev 1.0 (GS20) instrument returned as part of an Upgrade to a GS FLX instrument. It is agreed between the Parties that all Exhibits of the License Agreement referring to Rev. 1.0 instrument shall equally apply to GS 20-R.

2. The third paragraph of Section 3.3 (e) is deleted in its entirety and replaced by:

“Based on its 2006 forecast, FHLR has ordered [**] Rev. 1.0 instruments from 454. The Parties agree that 454 will fill the order with GS 20-R in accordance with the terms of the License Agreement. GS 20-R is warranted by 454 to FHLR for [**] from the date of delivery. This warranty may be extended by FHLR or its Affiliates to the customer.

An Upgrade of a GS 20-R to a GS FLX as provided in the first two paragraphs of this Section 3.3. (e) will be available to customers after one year of ownership, except that the initial estimated AUUP for the Upgrade of a Refurbished GS20 shall be [**] US Dollars (US $ [**]) instead of [**] US Dollars (US $ [**]).”

Section 3.4 (d) of the Original Agreement is amended to read as follows:

“During the Initial Term of this Agreement FHLR shall pay minimum royalties on the 30th day of the first Contract Year and before the last day of the Contract Year prior to each of the three subsequent Contract Years as follows:

1st Contract Year: US$ [**] (Payment before January 30th 2006)

2nd Contract Year: US$ [**] (Payment before December 31st 2006)

3rd Contract Year: US$ [**] (Payment before December 31st 2007)

4th Contract Year: US$ [**] (Payment before December 31st 2008).

454 has no right to ask for earlier payment than the dates agreed on in this Section.

Such minimum royalties shall be fully applied to and deductible from royalties due for Net Sales during the relevant Contract Year (relevant Contract Year for the 1st Contract Year payment is 2006, for the 2nd Contract Year payment it is 2007 for the 3rd Contract Year payment it is 2008 and for the 4th Contract Year Payment it is 2009) provided that such minimum royalties shall be due only if Rev. 1.0 is available for Commercial Launch at FHLR in 2005, Rev. 1.1 is available for Commercial Launch at FHLR in 2006 and Rev. 2.0 is available for Commercial Launch at FHLR in 2008. Otherwise and in each case the amount of minimum royalties will have to be negotiated between the Parties in good faith.”

IN WITNESS WHEREOF, each of the Parties has caused this Third Amendment to the Original Agreement to be executed by its duly authorized representative.

Basel,		Branford,
F. Hoffmann-La Roche Ltd		454 Life Sciences

By:	/s/ P. Saladin	By:	/s/ Christopher K. McLeod
Name:	P. Saladin	Name:	Christopher K. McLeod
Title:	Head of Diag. Licensing	Title:	President & CEO
Date:	Dec. 20, 2006	Date:	December 19, 2006

By:	/s/ Claus Ruetsch
Name:	Claus Ruetsch
Title:	Head Legal Diagnostics
Date:	Dec. 22, 2006

Instrument
Cat. No.	Product	ASP $	Transfer Price $	Transfer Price (incl Training Kits + Installation Kits) $
	Refurbished GS 20 Instrument	[**]	[**]	[**]
including:
04777115001	Counterweight for the Bead Deposition Devices
04777018001	Camera Faceplate Guard
04777026001	Nebulizer Holder
04777034001	Medium Bead Deposition Device, Complete
04777042001	Medium Bead Deposition Device, Complete - 8 lanes
04777069001	Large Bead Deposition Device, Complete (2 Regions)
04840712001	Large Bead Deposition Device, Complete (4 Regions)
04840682001	Large Bead Deposition Device, Complete (16 Regions)
Medium PicoTiterPlate™ Cartridge – 40 x 75 format
Large PicoTiterPlate™ Cartridge – 70 x 75 format
Swinlock Filter Unit
16 Gauge Blunt Needles
Plastic Economy Forceps
Zeiss Tissue (Box)
Wash Tube Holder
Extra Fluidics Waste Tank and Bottle Support
GS 20 DNA Library Preparation Kit User’s Manual
GS 20 DNA Library Preparation Kit Quick Guide
GS 20 emPCR Kit User’s Guide
GS 20 emPCR Kit Quick Guide
Genome Sequencer 20 Operator’s Manual
Genome Sequencer 20 Quick Guide
GS 20 Data Processing Software Manual
Genome Sequencer 20 Site Preparation Guide
Genome Sequencer 20 Software

Additional items which must be ordered seperately

	Training		Unit Transfer Price	Total Transfer Price
04852265001	GS 20 DNA Library Preparation Kit		[**]	[**]
04852290001	GS 20 emPCR Kit (3 units)		[**]	[**]
04853342001	GS 20 Sequencing Kit (70x75)		[**]	[**]
04852419001	GS 20 Sequencing Kit (40x75) (3 units)		[**]	[**]
04852427001	GS 20 PicoTiterPlate Kit (70x75)		[**]	[**]
04746813001	GS 20 PicoTiterPlate Kit (40x75) (3 units)		[**]	[**]

Installation
04852389001	GS 20 Installation Kit		[**]	[**]
04853342001	GS 20 Sequencing Kit (70x75)		[**]	[**]
04852427001	GS 20 PicoTiterPlate Kit (70x75)		[**]	[**]
	Upgrade of GS20R to GS FLX: Transfer price as per Amendfment 2	[**]	[**]	[**]